UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 02, 2021

DASEKE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37509	47-3913221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15455 Dallas Parkway Suite 550
Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Stock Market LLC
Warrants, each exercisable for one half of a share of Common Stock at an exercise price of $5.75 per half share	DSKEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2021, the Board of Directors (the “Board”) of Daseke, Inc. (the “Company”) appointed Jonathan Shepko, age 44, as the Chief Executive Officer (the “CEO”) of the Company, effective as of such date. He will continue to also serve as a member of the Board. Mr. Shepko had previously been serving as the Company’s Interim Chief Executive Officer since January 1, 2021.

Biographical information for Mr. Shepko can be found in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 7, 2021, and is incorporated herein by reference. There are no family relationships between Mr. Shepko and any director or executive officer of the Company that are required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no current or proposed transactions in which Mr. Shepko has or will have a direct or indirect material interest and in which the Company is or will be a participant that require disclosure pursuant to Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Shepko and any other person pursuant to which he was appointed as the Company’s CEO.

In connection with Mr. Shepko’s appointment as the Company’s CEO, on August 2, 2021, he and the Company entered into an Employment Agreement (the “Employment Agreement”). In addition, on August 2, 2021, Mr. Shepko was granted (i) 184,645 time-based restricted stock units (the “RSU Award” and the agreement memorializing such award, the “RSU Award Agreement”) and (ii) 276,968 performance-based restricted stock units (the “PSU Award” and the agreement memorializing such award, the “PSU Award Agreement”), all of which were approved by the Compensation Committee of the Board and the Board.

The Employment Agreement provides that (i) Mr. Shepko will serve as the CEO of the Company and will perform the duties assigned to him by the Board; (ii) Mr. Shepko’s employment will be on an at-will basis and there will be no fixed employment period; (iii) Mr. Shepko will be entitled to an annualized base salary of $800,000, retroactive to January 1, 2021; (iv) Mr. Shepko will be eligible to earn an annual discretionary bonus with a target value of 100% of his base salary; and (v) Mr. Shepko will receive a sign-on award in the form of a one-time cash payment of $466,666.

Under the Employment Agreement, if Mr. Shepko’s employment is terminated by the Company without Cause (as defined therein) or if he resigns for Good Reason (as defined therein), Mr. Shepko will be entitled to, subject to his execution and non-revocation of a release of claims against the Company, (i) up to 24 months of Company-subsidized COBRA coverage and (ii) a severance amount equal to the pro rata portion of his target annual bonus for the year in which his employment terminates (the “Severance Amount”); provided, however, that if such termination is following a Change in Control (as defined in the Company’s 2017 Omnibus Incentive Plan, as amended (the “Plan”)) and is on or before December 31, 2022, the Severance Amount will instead be equal to his target annual bonus for the 2022 bonus year plus his annual base salary for 2022 (less any amounts of base salary already paid to him if the termination date occurs in 2022). If Mr. Shepko’s employment is terminated due to his death or disability, he will be entitled to the pro rata portion of his target annual bonus for the year in which his employment terminates.

The Employment Agreement also includes restrictive covenants regarding confidentiality, non-competition and non-solicitation, and the Company’s ownership of intellectual property.

The RSU Award Agreement provides for the grant of 184,645 restricted stock units, which are scheduled to vest in three approximately equal annual installments on August 2, 2022, January 1, 2023 and January 1, 2024, subject to Mr. Shepko’s continuous employment through each such vesting date. Each restricted stock unit represents the right to receive one share of the Company’s common stock. The unvested portion of the RSU Award will become vested in full upon (i) a Change in Control (as defined in the Plan) if no replacement award is provided or (ii) Mr. Shepko’s termination (a) by the Company without Cause (as defined in the Plan), (b) by him for Good Reason (as defined in the Employment Agreement) or (c) due to his death or disability, in each case, subject to his execution and non-revocation of a release of claims against the Company.

The PSU Award Agreement provides for the grant of 276,968 performance-based restricted stock units (the “Target PSUs”), which represents the target number of PSUs that may be earned by Mr. Shepko and which are subject to both time- and performance-based vesting conditions. The PSU Award will time-vest with respect to the total number of performance-based restricted stock units (“PSUs”) that may be earned pursuant to the PSU Award Agreement on December 31, 2023, subject to Mr. Shepko’s continuous employment through such date. Depending on the extent to which the performance conditions (which are based on a combination of adjusted pre-tax net income and relative total shareholder return metrics) are satisfied, 0% to 200% of the Target PSUs may become performance-vested. Upon a Change in Control (as defined in the Plan), if no replacement award is provided and subject to Mr. Shepko’s continuous employment through the occurrence of the Change in Control, the PSU Award will immediately become time-vested and the achievement of all relevant performance goals will be determined based on the greater of actual achievement or the target of those goals at the time of the Change in Control. Upon Mr. Shepko’s termination (i) by the Company without Cause (as defined in the Plan), (ii) by him for Good Reason (as defined in the Employment Agreement) or (iii) due to his death or disability, in each case, subject to his execution and non-revocation of a release of claims against the Company, the PSU Award will be deemed to have time-vested as of the date of such termination and the achievement of all relevant performance goals will be determined based on the actual level achievement of those goals, provided that (a) the number of any PSUs deemed to have become performance-vested shall be prorated to reflect the portion of the performance period that lapsed as of immediately prior the termination date, (b) the resulting number of PSUs following such proration shall be deemed the number of vested PSUs that shall be settled in accordance with Section 3 of the PSU Award Agreement and (c) any number of PSUs that are not settled in accordance with Section 3 of the PSU Award Agreement shall remain outstanding and subject to vesting and settlement notwithstanding Mr. Shepko’s termination.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The RSU Award Agreement and PSU Award Agreement are substantially similar to the Company’s standard form RSU award agreement and PSU award agreement, which are filed as Exhibits 10.3 and 10.4, respectively, to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 and which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated as of August 2, 2021, by and between Daseke, Inc. and Jonathan Shepko.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

Date:	August 3, 2021	By:	/s/ Soumit Roy
Soumit Roy Executive Vice President, Chief Legal Officer, General Counsel and Corporate Secretary